EXHIBIT 21

SIGNIFICANT SUBSIDIARIES OF CLEAN HARBORS, INC.

	State of Organization	Other Business Names
CH International Holdings, Inc.	Delaware	N/A
CH Canada Holdings Corp	Nova Scotia	N/A
CH Canada GP, Inc.	Canada	N/A
Clean Harbors Environmental Services, Inc.	Massachusetts	N/A
Clean Harbors of Natick, Inc.	Massachusetts	N/A
Clean Harbors of Braintree, Inc.	Massachusetts	N/A
Clean Harbors Services, Inc.	Massachusetts	N/A
Clean Harbors of Baltimore, Inc.	Pennsylvania	N/A
Clean Harbors of Connecticut, Inc.	Connecticut	N/A
Clean Harbors Kingston Facility Corporation	Massachusetts	N/A
Harbor Management Consultants, Inc.	Massachusetts	N/A
Murphy’s Waste Oil Service, Inc.	Massachusetts	N/A
Spring Grove Resource Recovery, Inc.	Delaware	N/A
Clean Harbors Lone Star Corp.	Delaware	N/A
Clean Harbors Disposal Services, Inc.	Delaware	N/A
Clean Harbors of Texas, LLC	Delaware	N/A
Clean Harbors Canada, Inc.	New Brunswick	N/A
Clean Harbors Canada L.P.	Ontario	N/A
Clean Harbors Mercier, Inc.	Quebec	N/A
Clean Harbors Quebec, Inc.	Quebec	N/A